    As filed with the Securities and Exchange Commission on October 22, 1999

                                                      Registration No. 333-30663
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                      DATA PROCESSING RESOURCES CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                ---------------

          California                                             95-3931443
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                       18301 Von Karman Avenue, Suite 600
                            Irvine, California 92612
                                 (949) 553-1102
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                ---------------

                      DATA PROCESSING RESOURCES CORPORATION
                            RETIREMENT SAVINGS PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                ---------------

                             Richard D. Tipton, Esq.
                      Data Processing Resources Corporation
                       18301 Von Karman Avenue, Suite 600
                            Irvine, California 92612
                                 (949) 553-1102
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   COPIES TO:
                              Elaine R. Levin, Esq.
                               Riordan & McKinzie
                         600 Anton Boulevard, Suite 1800
                        Costa Mesa, California 92626-1924
                                 (714) 433-2900

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                                EXPLANATORY NOTE

         On July 2, 1997 the Registrant registered 250,000 shares of its common stock ("Common Stock") on Form S-8 (File No. 333-30663) (the "Registration Statement") to be issued from time to time under the Registrant's Retirement Savings Plan (the "Plan").

         On August 26, 1999, the Registrant merged (the "Merger") with a subsidiary of Compuware Corporation, a Michigan corporation ("Acquiror"), and, as a result of the Merger, is now a wholly owned subsidiary of Acquiror. In connection with the Merger, investments in Common Stock under the Plan were suspended as of July 26, 1999 and participants in the Plan are no longer able to elect to invest their accounts under the Plan in Common Stock.

         The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister the 200,795 shares of Common Stock originally registered thereby which remain unsold as of such termination.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on October 22, 1999.


                                           DATA PROCESSING RESOURCES CORPORATION

                                           By: /s/ Richard D. Tipton
                                               ---------------------------------
                                               Richard D. Tipton
                                               Vice President, General Counsel
                                               and Secretary


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        Signature                                       Title                             Date
        ---------                                       -----                             ----
/s/ Eliot R. Stark                            President and Director               October  22, 1999
------------------------------------------    (Principal Executive Officer)
    Eliot R. Stark


/s/ James A. Adams                            Vice President and                   October  22, 1999
------------------------------------------    Chief Financial Officer
    James A. Adams                            (Principal Financial Officer and
                                              Principal Accounting Officer)


/s/ Thomas Costello, Jr.                      Director                             October  22, 1999
------------------------------------------
    Thomas Costello, Jr.


/s/ Phyllis Recca                             Director                             October  22, 1999
------------------------------------------
    Phyllis Recca


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